UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

On May 11, 2023, Venus Concept Inc. (the “Company”) effected a 1-for-15 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.0001 per share (“Common Stock”) by the filing of a Certificate of Amendment of Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law. The Reverse Stock Split became effective at 5:00 p.m. Eastern Time on May 11, 2023. The Company anticipates that the Common Stock will begin to trade on a Reverse Stock Split-adjusted basis as of the opening of the Nasdaq Capital Market on May 12, 2023.

On May 10, 2023, the Company held its Annual and Special Meeting of Stockholders (the “Annual and Special Meeting”). At the Annual and Special Meeting, the Company’s stockholders approved the Reverse Stock Split at a ratio ranging from 1-for-5 up to a ratio of 1-for-15, such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company’s Board of Directors (the “Board”) at its discretion. Following the Annual and Special Meeting on May 10, 2023, the Board approved the Reverse Stock Split at a ratio of 1-for-15 shares.

As a result of the Reverse Stock Split, every 15 shares of Common Stock issued and outstanding were automatically reclassified into one new share of Common Stock. The Reverse Stock Split did not modify any rights or preferences of the shares of Common Stock. Proportionate adjustments will be made to the exercise or conversion prices and the number of shares underlying the Company’s outstanding equity awards, convertible securities and warrants, as well as to the number of shares issued and issuable under the Company’s equity incentive plans.  The conversion ratio of our preferred stock, which are convertible into shares of Common Stock on a one for ten basis, will also be proportionately adjusted with respect to shares of preferred stock issued and outstanding before the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were automatically rounded up to the nearest whole share. Ownership percentages did not meaningfully change as a result of rounding up the fractional shares. Similarly, no fractional shares were issued on the exercise of outstanding stock options, awards or rights, except as otherwise expressly specified in the documents governing such stock options, awards or rights.

The foregoing descriptions of the Certificate does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual and Special Meeting, held on May 10, 2023, the Company’s stockholders approved the five proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals are described in detail in the Company’s definitive proxy statement for its Annual and Special Meeting.

1.	Election of three (3) Class III Directors for a three-year term:

	Votes For	Votes Withheld	Broker Non-Votes
Scott Barry	74,277824	1,602,299	13,119,919
Fritz LaPorte	74,667,616	1,212,507	13,119,919
Garheng Kong, M.D.	74,134,425	1,745,698	13,119,919

2.	Approve an amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,327,882	985,234	686,926	13,119,919

3.	Ratify the selection of MNP LLP as the Company’s independent registered public account firm for the fiscal year ending December 31, 2023:

Votes For	Votes Against	Abstentions
88,645,433	161,405	193,204

4.	Approve, on an non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,474,085	1,375,842	30,196	13,119,919

5.	Approve, on an non-binding advisory basis, the frequency of future Say-on-Pay Votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,872,757	180,480	72,078,859	748,027	13,119,919

The Company has considered the outcome of Proposal 5 and determined, consistent with the recommendation of the Board, that the Company will hold future Say-on-Pay Votes every three (3) years.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, filed May 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: May 11, 2023	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer